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                                                                   EXHIBIT 10(d)


                                                  In Madrid, at February of 2000


CONTRACT 14 AMONG INTERNATIONAL TELEPHONE SERVICES EUROPE LIMITED SOCIETY AND THE SPANISH GENERAL SOCIETY OF BOOKSTORE, ANONYMOUS SOCIETY, FOR THE ADMINISTRATION OF STORAGE, DISTRIBUTION, SALE AND COLLECTION, OF PHONE PRODUCTS.

                                   GATHERED

Of a part, Don Yves Horoit in name and representation of International Telephone Services Limited Society (from now on ITS), with N.I.E.: X-1182796 - K and home in Adva. Severe Ochoa 28, Building Marina Marbella 3. To, 29600 Marbella (Malaga). It acts as representative of this Society, by virtue of the writing granted by the Notary of Marbella, D. Alvaro E. Rodriquez Espinosa, the 23rd day of January,1995, with the I number 151 of their protocol.

Of another part, Don Pedro Castafios Ruiz, with N.I.F.: 51329357 - G, in name and representation of the Spanish General Society of Bookstore, Anonymous Society (from now on SGEL), with C.I.F.: AT 28015527 and I domicile in Avda. Valdelaparra n. 29 28108 Alcobendas (Madrid). It acts as representative of this Society, by virtue of the writing granted by the Notary from Madrid, D. Gerardo Munoz of God, the 2nd day of April, 1992, with the I number 2595 of their protocol.

The signatories, acting on behalf of the entities that represent and being recognized enough legal capacity for this act, they EXPOSE

I. That ITS markets unearned Cards (under the marks ITS and ALO), for its use in fixed telephony adapted to this end.

II. That SGEL this interested one in accepting the I deposit initially of these products that he/she gives ITS and their later sale to commission in the following counties, Malaga, Seville, Cadiz and Huelva, without damage of it, new counties rot to incorporate to the present agreement as annexes fixed to the present contract (acceptance for both parts).

III. That put both agreement parts, decide to subscribe the present contract of I deposit and sale to commission, with subjection to the following CLAUSES

FIRST: ITS commits to surrender in I deposit SGEL, qien in turn will receive, the telephony products in I number, condition of delivery and later liquidation that notice and they regulate in this contract; nevertheless and for him not specifically conventional, with subsidiary character, you will be to the concordant dispositions of the Code of Trade, Mercantile Uses and, in I finish case, the Civil Code.

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SECOND: Before the day 20th of every month, SGEL made order of the products and
ITS it will serve them in the first five days of the following month; a stock of security of one month was contemplated that was quantified in function of the historical one of sales, in its case. Nevertheless, if for any circumstance, it was necessary to make a not programmed order it will be equally assisted under the same conditions.

THIRD: The delivery of remittances, properly documented by both parts with the signature of the corresponding delivery notes, they were made in the warehouses of SGEL in each one of their branches, in packages standard that guarantee their good reception. From that moment, having received the products apparently to their full satisfaction external and quantity, SGEL will be the only responsible for cuarlquier it damages or it shrinks that, for any cause they could end up suffering, unless these they had taken place in origin and they were not possible detected by the external appearance, in the moment of the reception or they were produced by fortuitous case or bigger force.

If for attributable causes to SGEL were disabled products of telefoniz that had in I deposit in their warehouses, it will return them to ITS and, previous confirmation, paid the cost of reinstatement of the same ones. Of equal he/she is formed it will proceed in the supesto that this fact took place in anyone of the sale points.

In the event of desparicion, the mentioned products will be liquidated with arrangement to their sale price to the I publish, deduced the commission made a pact in the clause seventh.

FOURTH: The products will be distributed by SGEL among their sale points who will sell them to the sale price to the I publish indicated by ITS in each moment.

FIFTH: ITS provided SGEL the signaling means and publicity that it considers necessary to give to know the products in its sale points, advising to these last ones to expose them in visible place.

SGEL rots to carry out, if so estimates convenient, bells of promotion of the products that markets of ITS, always having the approval of this.

SIXTH: SGEL presented to ITS, with monthly character, information on the deliveries to the sale points in each county.

SEVENTH: For the distribution, storage, transport, sale and collection of the products object of the contract, ITS paid SGEL the following percentage in commission concept, being included the commission here to percihir for the sale points.

Commission of 25%. This percentage was applied on the sale price to the I publish of the product less the corresponding IVA.

In the supesto that ITS marketed some other telephony product, it was enough the simple communication in writing from ITS to SGEL and the acceptance of this for incorporate enterder the new products inside the present contract.

EIGHTH: For those operations in those that the sale point on name of ITS, SGEL acted he/she

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billed with monthly rhythm, and in the following month to that of reference, the amount of the commissions corresponding to the products distributed to the sale points. The I.V.A. and any other tribute that is derived of the services contemplated contract presently, was applied according to the normative one effective in each place and moment. Equally, and with the msma rhythm, SGEL presented to ITS a liquidation in which consisted the amount I integrate from the deliveries to the sale points, deducing the total from the invoices corespondientes to the commissions. The payment of the resulting balance was carried out in the following month to that of reference.

When SGEL acue in own name (salesperson), he/she will understand each other that once agreed the sale at a third, ITS will transmit the property to SGEL, with previous character for sale of the product to the third buyer. In such a moment of transmission of the property on the part of ITS, the rights and obligations characteristic of SGEl ceased in their condition receiver and ITS like depositor and he/she will understand each other perfected a mercantile sale and purchase between both. By virtue of such a mercantile sale and purchase, SGEL, will acquire the property on the product with to the intention of proceeding next to its resale at a third bought. ITS billed SGEL the sale amount, discounted the margin corespondiente and the invoice will be paid to the 30 days of its emission fechna.

NINTH: The inclusion of publicity in the telephony products, quda outside of the regulation of this contract.

TENTH: SGEl will allow the access to the employees of ITS, properly identified and authorized for this end, to the Warehouses where the products are guarded; also it showed, if it was requested, the relative documentation to the movement of the same one, to the object of carrying out the opportune confirmations.

ELEVENTH: The duration of the present contract will be of 5 anuses, to count from the date of its signature, prorrogables tacitly for biennial perfodos, unless some of the following circumstances converges:

I. That anyone of the contracting parties communicates in way fehaciente, with an advance of three months to the I finish of the contractual period or of anyone of their you continue, their will of canceling the present contract.

II. That ITS suspends the commercialization of the products objecto of the present contract.

III. For serious and reiterated nonfulfillment of anyone of the conditions picked up in the contract.

The resolution of the contract, due at the first one and second of the causes, he/she won't give right to the reclamation neither compensation some. The resoucion for nonfulfillment will give right to the reclamation of damages and damages to the part incumplidora, to instances of the other part.

To the resolution of the contract, the receiver will come forced, in a term of sixty days, to return the existences in his power or in that of the sale points and to liquidate the sales and pending expenses.

TWELFTH: ITS and SGEL will meet quarterly with the purpose of proceeding to definitive closings of sales and existences and jointly to develop the execution of the present agreement.

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THIRTEENTH: With expressed renouncement of the jurisdiction that could correspond them, the parts undergo, for the interpretation and execution of the present contract to the Tribunals and Tribunals of Malaga.

And in test of conformity, they sign it for copy the parts, in the place and fechna of their heading.

ITS EUROPE, S.L.                           SGEL, S.A.

s/ Yves Horoit                             s/ Pedro Castanos Ruiz



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ADDITIONAL CLAUSE TO THE CONTRACT FOR THE ADMINISTRATION OF STORAGE,
DISTRIBUTION, SALE AND COLLECTION OF PHONE PRODUCTS, UNDERSIGNED WITH
DATE FEBRUARY 14 2.000 AMONG INTERNATIONAL TELEPHONE SERVICES EUROPE, LIMITED SOCIETY (I.T.S. EUROPE, S.L.) AND THE GENERAL SOCIETY OF BOOKSTORE, ANONYMOUS SOCIETY (SGEL, CORP.). ONLY.

For the distribution, storage, transport, sale and collection of the unearned telephony cards marketed under the mark I.T.S. EUROPE, S.L., this it paid SGEL the following procentaje in commission concept, being included the commission here to perceive for the sale points.

      A total commission of 30% (and not of 25 such% and like it was picked up in the main contract). This percentage was applied on the sale price to the I publish of the card of I.T.S. EUROPE, S.L. less the corresponding IVA.

      For the sale of unearned telephony cards marketed under the mark ALO all that it continued in vigor prepared in the main contract.

      The present clause doesn't modify in way some the main contract of which this annex brings safe cause obviously of the commission percentaje that presently annex it is made a pact by both parts.

      Both parts in test of their conformity sign the present document in two equally original copies and to a single effect in Madrid at March 22 two thousand.

ITS EUROPE, S.L.                           SGEL, S.A.

s/ Yves Horoit                             s/ Pedro Castanos Ruiz


ADDITIONAL CLAUSE THIRD TO THE CONTRACT FOR THE ADMINISTRATION OF
STORAGE, DISTRIBUTION, SALE AND COLLECTION OF PHONE PRODUCTS,
UNDERSIGNED WITH DATE FEBRUARY 14 2.000 AMONG INTERNATIONAL
TELEPHONE SERVICES EUROPE, LIMITED SOCIETY (I.T.S. EUROPE, S.L.) AND THE GENERAL SOCIETY OF BOOKSTORE, ANONYMOUS SOCIETY (SGEL, CORP.). ONLY. That by virtue of that settled down in the exponendo second of the contract of which this annex brings cause, both parts suit in manifesting that to the present agreement he/she incorporates with today fech, 13 of Julio 2.000, the County of Almeria.

      The present clause doesn't modify in way some the main contract of which this annex brings cause neither the safe previous annexes obviously of that prepared in the same one.

      Both parts in test of their conformity sign the present document in dos equally original copies and to a single effect in Madrid AT 13 of Julio two thousand.

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ITS EUROPE, S.L.                           SGEL, S.A.

s/ Yves Horoit                             s/ Pedro Castanos Ruiz